Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542

Bel Reports Fourth Quarter and Full Year 2021 Results

Impressive Top Line Growth with Solid Q4 Margin Improvement

JERSEY CITY, NJ, Thursday, February 24, 2022 -- Bel Fuse Inc. (Nasdaq: BELFA and BELFB) today announced preliminary financial results for the fourth quarter and full year of 2021.

Fourth Quarter 2021 Highlights

•	Net sales of $147.1 million, up 26.7% from Q4-20
•	Gross profit margin of 26.7%, up from 25.3% in Q4-20
•	Net earnings of $8.0 million versus $3.6 million in Q4-20
•	Adjusted EBITDA of $15.3 million, representing an increase of 96% compared to Q4-20

Full Year 2021 Highlights

•	Net sales of $543.5 million, up 16.7% from 2020
•	Gross profit margin of 24.7%, down from 25.7% in 2020
•	Net earnings of $24.8 million versus $12.8 million in 2020
•	Adjusted EBITDA of $42.8 million, an improvement of 33% compared to 2020
•	Ended year with backlog of orders of $468 million, an increase of over 200% from the 2020 year-end level

“We closed out 2021 with a fourth consecutive quarter of year-over-year sales growth and strong revenue for the quarter", said Daniel Bernstein, President and CEO. "Net sales are up with solid performance across all three business units. Additionally, our backlog continues to build as the demand for eMobility, commercial air, and industrials remain strong. Net earnings more than doubled over last year's fourth quarter and almost doubled for the year as well. Recent acquisitions have been strong contributors to our growth and were highly accretive in 2021. Our CUI power and Circuit Protection products that address a broad array of markets and products that support eMobility and commercial air applications continue to be the growth drivers for revenue.

"Bel will further execute on our strategic initiatives that our CFO Farouq Tuweiq has, and will continue, to put in place and oversee.  These initiatives are designed to enhance Bel's margins and drive continued improvement in operational excellence.  All parts of the organization will be assessed. Pricing adjustments to offset rising input costs are taking effect in each segment and newly-implemented pricing policies will enable us to react quickly to future cost changes. Despite macroeconomic and global supply chain challenges, we are pleased with our results for the quarter and year,” concluded Mr. Bernstein.

Non-GAAP financial measures, such as Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude a gain on sale of property, acquisition-related costs, write-off of deferred financing costs and restructuring charges. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

Conference Call

Bel has scheduled a conference call for 8:30 a.m. ET on Friday, February 25, 2022 to discuss these results.  To participate in the conference call, investors should dial 888-204-4368, or 323-994-2093 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 8322858 after 11:30am ET, also for 20 days.

About Bel

Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's portfolio of products also finds application in the automotive, medical and consumer electronics markets.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Company Contact:

Farouq Tuweiq

Chief Financial Officer

ir@belf.com

Investor Contact:

Three Part Advisors

Jean Marie Young, Managing Director or Steven Hooser, Partner
631-418-4339

jyoung@threepa.com; shooser@threepa.com

Forward-Looking Statements

Non-historical information contained in this press release (including the statements regarding expectations or anticipations regarding future financial performance; trends involving backlog, demand, growth, the effects of acquisitions, and particular product lines or industries; our plans and intentions with respect to strategic initiatives and the desired effects thereof, including on our margin and our revenue; our expectations regarding the effects of pricing adjustments and policies and our ability to react to cost changes; and macroeconomic and global supply chain challenges) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; the impact of public health crises (such as the governmental, social and economic effects of COVID-19); the effects of rising input costs, and cost changes generally; difficulties associated with integrating previously acquired companies; capacity and supply constraints or difficulties, including supply chain constraints or other challenges; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with fluctuations in foreign currency exchange rates and interest rates; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. legal and regulatory requirements, including tax laws, trade and tariff policies; and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

Non-GAAP Financial Measures

The non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information

We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net sales	$147,142	$116,130	$543,494	$465,771
Cost of sales	107,877	86,754	409,111	346,041
Gross profit	39,265	29,376	134,383	119,730
As a % of net sales	26.7%	25.3%	24.7%	25.7%

Research and development costs	5,590	5,723	21,891	23,611
Selling, general and administrative expenses	21,854	19,565	86,612	78,704
As a % of net sales	14.9%	16.8%	15.9%	16.9%
Restructuring charges	526	318	1,201	601
Gain on sale of property	-	(1,853)	(6,578)	(1,853)

Income from operations	11,295	5,623	31,257	18,667
As a % of net sales	7.7%	4.8%	5.8%	4.0%

Interest expense	(528)	(903)	(3,542)	(4,746)
Other income/expense, net	(847)	(395)	(388)	(1,785)
Earnings before income taxes	9,920	4,325	27,327	12,136

Provision for (benefit from) income taxes	1,912	774	2,506	(659)
Effective tax rate	19.3%	17.9%	9.2%	-5.4%
Net earnings	$8,008	$3,551	$24,821	$12,795
As a % of net sales	5.4%	3.1%	4.6%	2.7%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,145	2,145	2,145	2,145
Class B common shares - basic and diluted	10,322	10,213	10,258	10,185

Net earnings per common share:
Class A common shares - basic and diluted	$0.61	$0.27	$1.90	$0.97
Class B common shares - basic and diluted	$0.65	$0.29	$2.02	$1.05

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$61,756	$84,939
Accounts receivable, net	87,135	71,372
Inventories	139,383	100,133
Other current assets	40,742	23,772
Total current assets	329,016	280,216
Property, plant and equipment, net	38,210	34,501
Right-of-use assets	21,252	14,217
Goodwill and other intangible assets, net	87,646	89,755
Other assets	35,722	35,177
Total assets	$511,846	$453,866

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$65,960	$39,774
Current portion of long-term debt	-	5,286
Operating lease liability, current	6,880	6,591
Other current liabilities	39,172	35,885
Total current liabilities	112,012	87,536
Long-term debt	112,500	110,294
Operating lease liability, long-term	14,668	8,064
Other liabilities	63,923	62,173
Total liabilities	303,103	268,067
Stockholders' equity	208,743	185,799
Total liabilities and stockholders' equity	$511,846	$453,866

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

GAAP Net earnings	$8,008	$3,551	$24,821	$12,795
Interest expense	528	903	3,542	4,746
Provision for (benefit from) income taxes	1,912	774	2,506	(659)
Depreciation and amortization	4,347	4,101	16,861	16,423
EBITDA	$14,795	$9,329	$47,730	$33,305
% of net sales	10.1%	8.0%	8.8%	7.2%

Unusual or special items:
Gain on sale of property	-	(1,853)	(6,578)	(1,853)
Restructuring charges	526	318	1,201	601
Acquisition-related costs	-	25	483	211

Adjusted EBITDA	$15,321	$7,819	$42,836	$32,264
% of net sales	10.4%	6.7%	7.9%	6.9%

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, unaudited)

The following tables detail the impact of certain unusual or special items had on the Company's net earnings (loss) per common Class A and Class B basic and diluted shares ("EPS") and the line items in which these items were included on the condensed consolidated statements of operations.

	Three Months Ended December 31, 2021					Three Months Ended December 31, 2020
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$9,920	$1,912	$8,008	$0.61	$0.65	$4,325	$774	$3,551	$0.27	$0.29
Items included in SG&A expenses:
Acquisition-related costs	-	-	-	-	-	25	6	19	-	-
Gain on sale of property	-	-	-	-	-	(1,853)	(403)	(1,450)	(0.11)	(0.12)
Restructuring charges	526	70	456	0.04	0.04	318	-	318	0.02	0.03
Non-GAAP measures	$10,446	$1,982	$8,464	$0.65	$0.69	$2,815	$377	$2,438	$0.18	$0.20

	Year Ended December 31, 2021					Year Ended December 31, 2020
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Benefit from income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$27,327	$2,506	$24,821	$1.90	$2.02	$12,136	$(659)	$12,795	$0.97	$1.05
Items included in SG&A expenses:
Acquisition-related costs	483	111	372	0.03	0.03	211	49	162	0.01	0.01
Gain on sale of property	(6,578)	-	(6,578)	(0.51)	(0.53)	(1,853)	(403)	(1,450)	(0.11)	(0.12)
Restructuring charges	1,201	189	1,012	0.08	0.08	601	62	539	0.04	0.04
Write-off of deferred financing costs	820	189	631	0.05	0.05	-	-	-	-	-
Non-GAAP measures	$23,253	$2,995	$20,258	$1.55	$1.65	$11,095	$(951)	$12,046	$0.92	$0.99

(1) The supplementary information included in this press release for 2021 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.